Exhibit 10.2

REDD Engagement Letter

[BETTER BIODIESEL LOGO]
1400 West 400 North
Ph: (801) 990-2810
Fax: (801) 225-8635
www.betterbiodiesel.com
E-mail: info@betterbiodiesel.com

November 15, 2006

Mr. Lowry Redd, PE
President
REDD Engineering & Construction, Inc.
1600 West 2200 South, Suite 107
Salt Lake City, Utah 84119

Dear Mr. Redd,

This Engagement Letter (the “Letter”) confirms the understanding by which Better Biodiesel, Inc. (“BBD”) has engaged REDD Engineering & Construction, Inc. (“REDD”), and REDD has agreed to be engaged by BBD, to perform the engineering and consulting services (the “Services”) reflected in REDD’s October 5, 2006 letter to BBD, attached hereto as Exhibit A. Hereinafter, REDD and BBD shall be collectively referred to as the “Parties”.

As evidenced by my email to you confirming the Notice to Proceed and subsequently, the check for Twenty Thousand Dollars ($20,000.00) which BBD sent REDD last month as a retainer for the Services, BBD desires to move forward with the relationship. As discussed and agreed, the Parties expect to work together to prepare additional formalized agreements for each major addition or change to this work scope in order to facilitate the various phases of program development, including, but not limited to: Study, Design / Engineering, Permitting, Procurement / Fabrication, Construction / Commissioning / Startup, Operations and Maintenance, and Process and Facility Upgrade.

Also enclosed hereto as Exhibit B is the budget cost estimate sheet prepared by REDD, representing the current estimate of capital costs for a standard package, 10 million gallons per year (“gpy”) module of the process and components as invented by BBD.

The Parties acknowledge their mutual intent to work together to timely perform the tasks to be outlined in the various project correspondence and plans, including timely payment of all obligations by BBD, in order to meet BBD targets for scope, schedule and budget.

This Letter may be executed by facsimile and in one or more counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have each executed and delivered this Letter as of the day and year first above written.

REDD ENGINEERING & CONSTRUCTION, INC.

/s/ Lowry Redd
By:	Lowry Redd, PE
Title:	President

BETTER BIODIESEL, INC.

/s/ Ron Crafts
By:	Ron Crafts
Title:	Chief Executive Officer

Cc:	F. Briton McConkie
Peter Kristensen
David Otto

Encl:	October 5, 2006 letter from Lowry Redd to Ron Crafts (Exhibit A)
REDD Standard Terms & Conditions and Billing Rate Schedule (Exhibit A)
Budget Cost Estimate Sheet (Exhibit B)